ADDENDUM TO PATENT AGREEMENT

            The Patent Agreement dated May 10, 1999 and Promissory Note dated May 10, 1999 by and between R-TEC TECHNOLOGIES, INC. and MURIEL KAISER and between the same parties are hereby amended to the following:

            WHEREAS, MURIEL KAISER previously agreed to accept $850,000.00 in cash for the Patent entitled "Composition for the Detection of Electrophlic Gases and Methods of Use Thereof" GSEN 3.0-001, Serial No. 08/837355, MURIEL KAISER now agrees to receive $450,000.00 proceeds in cash and 100,000 shares of restricted (Rule 144) common stock.

            The 100,000 shares shall be issued immediately by the Company. MURIEL KAISER agrees not to sell such shares during the same period as any of the current officers and directors shall have their shares restricted or escrowed and further in accordance with Rule 144 of the Securities Act.

            The $450,000.00 shall be payable in full thirty (30) days from the date the Company sells $2,000,000.00 of common stock in its public offering; or if $2,000,000.00 of common shares are not sold before May 1, 2000, beginning May 1, 2000, accrued interest payable quarterly for two (2) years until May 1, 2000, at which time the Company will make its first quarterly payment of $22,500.00 in principal and accrued interest, and thereafter on August 1, November 1, February 1, and May 1 until all principal and accrued interest is paid in full. All payments to be applied first to accrued interest and then to principal.

            The terms of this Agreement shall supersede the terms of the Patent Agreement and Promissory Note stated above.

                                                   ----------------------------
                                                      MURIEL KAISER

Dated: September 28, 1999

                                                   R-TEC TECHNOLOGIES, INC.



                                                   By:__________________________
                                                         MARC M. SCOLA
                                                      V.P. & General Counsel

Dated: September 28, 1999